UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐    Soliciting Material Pursuant to §240.14a-12
Acucela Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS
Dear Acucela Inc. Shareholder:
You are cordially invited to attend our annual meeting of shareholders, or “Annual Meeting,” which will be held at our principal executive offices located at 1301 Second Avenue, Suite 1900, Seattle, Washington 98101 on Thursday, June 5, 2014, at 1:00 p.m. Pacific Time for the following purposes:
1.    To elect the five nominees named in the proxy statement to Acucela’s Board of Directors; and
2.    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.
The shareholders will also act on any other business that may properly come before the Annual Meeting, including any adjournments or postponements of the Annual Meeting.
Any action on the items of business described above may be considered at the Annual Meeting at the scheduled time and date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Our board of directors recommends a vote FOR the election of the nominees for director and FOR the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2014.
Only shareholders of record on March 31, 2014, the record date for the Annual Meeting, are entitled to vote on these matters. A list of shareholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting.
Your vote is important regardless of the number of shares you own or whether you plan to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote at your earliest convenience by returning the proxy card by mail in the addressed envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has voted previously.
Details of the business to be conducted at the Annual Meeting are more fully described in the accompanying Proxy Statement.
We look forward to seeing you. Thank you for your ongoing support of and interest in Acucela.
Sincerely,

Ryo Kubota, M.D., Ph.D.
Chairman, President & Chief Executive Officer
Seattle, Washington
April 30, 2014

PROXY STATEMENT
TABLE OF CONTENTS

IMPORTANT
Whether or not you expect to attend the Annual Meeting in person, we urge you to vote at your earliest convenience. You may vote by signing, dating and returning the enclosed proxy card.
If you wish to return the proxy card by mail, an addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so, as you may revoke your earlier vote.

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ACUCELA INC.
1301 Second Avenue, Suite 1900
Seattle, WA 98101
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held At:
1301 Second Avenue, Suite 1900
Seattle, WA 98101
June 5, 2014
1:00 p.m. Pacific Time
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?
A:    This proxy statement and the enclosed proxy card are first being mailed on or about May 2, 2014 to shareholders entitled to vote at the meeting. The Board of Directors of Acucela Inc. (“Acucela”) has delivered these materials to you in connection with its solicitation of proxies for use at our 2014 Annual Meeting of Shareholders, which will take place on Thursday, June 5, 2014, at 1:00 p.m. Pacific Time, at our corporate headquarters located at 1301 Second Avenue, Suite 1900, Seattle, Washington. Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), our proxy materials may also be accessed via the Internet at http://ir.acucela.com.

Q:	What is included in these materials?
A:    These materials include:

•	Our Notice of the 2014 Annual Meeting and our Proxy Statement, which summarize the information regarding the matters to be voted on at the Annual Meeting;

•	Our Annual Report on Form 10-K and audited financial statements for the year ended December 31, 2013; and

•	The proxy card.

Q:	What items will be voted on at the 2014 Annual Meeting?
A:    There are two known items that will come before the shareholders at the 2014 Annual Meeting:

•	The election to the Board of the five nominees named in this proxy statement; and

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.
It is possible that other business may come before the Annual Meeting, although we currently are not aware of any such matters.

Q:	What are the voting recommendations of our Board?
A:    Our Board recommends that you vote your shares “FOR” each of the named nominees to the Board and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014. In this Proxy Statement, the terms “the Board of Directors,” “the Board,” or “our Board” refer to the Board of Directors of Acucela.

Q:	Who may vote at the Annual Meeting?
A:    If you owned shares of our common stock at the close of business on March 31, 2014, the record date for the Annual Meeting, you are entitled to vote those shares. On the record date, there were 35,640,996 shares of our common stock outstanding, our only class of stock having general voting rights. You have one vote for each share of common stock owned by you on the record date.

Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner of shares held in street name?
A:    Shareholder of Record. If you have shares registered directly in your name with our stock transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are considered the shareholder of record with respect to those shares and we sent the proxy materials directly to you.
Beneficial Owner of Shares Held in Street Name. If you have shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and proxy materials were forwarded to you by that organization. The organization holding the shares in your account is considered the shareholder of record with respect to those shares for the purpose of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares it holds in your account.

Q:	How can I vote?
A:    You may vote by returning an enclosed proxy card or by voting in person at the Annual Meeting.

Q:	May I change my vote or revoke my proxy?
A:    Yes. If you change your mind after you have sent in your proxy card and wish to revote, you may do so by following these procedures:

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your vote or proxy to our Corporate Secretary at our offices in Seattle, Washington; or

•	Attend the Annual Meeting and vote in person.
We will tabulate the latest valid vote or instruction that we receive from you.

Q:	How do I vote in person?
A:    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the “street name” of your brokerage firm, bank or other organization, you must obtain a “legal proxy” from the organization that holds your shares. You should contact your account executive about obtaining a legal proxy.

Q:	What happens if I do not give specific voting instructions?
A:    Shareholders of Record. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to all other matters properly presented for a vote at the Annual Meeting, including without limitation whether to postpone or adjourn the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters.
If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-discretionary matter, then the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Please provide voting instructions to the organizations that hold your shares by carefully following their instructions.

Q:	Which ballot measures are considered “discretionary” or “non-discretionary?”
A:    Proposal 1 (election of five directors) is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to these items, then your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of Proposal 1 since the five directors who receive the greatest number of affirmative votes will be elected to the Board. Proposal 2 (ratification of independent registered public accounting firm) is considered a “discretionary” item and your broker may vote on this proposal.

Q:	How are abstentions treated?

A:    Abstentions are counted for purposes of determining whether a quorum is present. For Proposal 1 (election of five directors), if you elect to abstain, the abstention will not impact the election of directors since the five directors who receive the greatest number of affirmative votes will be elected to the Board.
Proposal 2 (ratification of independent registered public accounting firm) will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal as abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of Proposal 2.

Q:	What is the quorum requirement for the Annual Meeting?
A:    The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?
A.    Proposal 1: Election of Directors, Each to Serve a One-Year Term.
The five nominees for director who receive the most votes “for” election will be elected, assuming the presence of a quorum. Accordingly, if you do not vote for a nominee, do not instruct your broker how to vote for a nominee or if you indicate “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee.
Proposal 2: To Ratify the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2014.
To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal, assuming the presence of a quorum.

Q:	Who will count the vote?
A:    Representatives of Computershare will serve as the Inspector of Elections and count the votes.

Q:	Is voting confidential?
A:    We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only our Inspector of Elections examine these documents. Our Inspector of Elections will not disclose your vote to our management unless it is necessary to meet legal requirements. Our Inspector of Elections will forward to our management, however, any written comments that you make on the proxy card or elsewhere.

Q:	Who pays the costs of soliciting proxies for the Annual Meeting?
A:    We will pay all the costs of soliciting these proxies. In addition to soliciting proxies by distributing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax, by mail, via the Internet or other electronic means of communication, or in person. No additional compensation will be paid to officers or employees for their assistance in soliciting proxies. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	I receive multiple copies of the proxy materials. What does that mean?
A:    This generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards that you receive.
If your shares are registered directly in your name, you may be receiving more than one copy of the proxy materials because our transfer agent has more than one account for you with slightly different versions of your name, such as different first names (“James” and “Jim,” for example) or with and without middle initials. If this is the case, you can contact our transfer agent and consolidate your accounts under one name.

Q:	What if I need to change my account name, have moved and need to change my mailing address, or have other questions about my Acucela stock?

A:    You may contact our transfer agent, Computershare by calling: 877-522-7762 (for foreign investors, 201-680-6578), 800-231-5469 (TDD for hearing-impaired in the United States) or 201-680-6610 (TDD for hearing impaired for foreign investors), visit its website at: www.computershare.com/investor, or write to: Computershare, Shareholder Relations, P.O. Box 30170, College Station, TX 77842-3170.

Q:	How can I find the voting results of the Annual Meeting?
A:    We will report the voting results in a Form 8-K within four business days after the end of the Annual Meeting.

Q:	Whom should I call if I have any questions?
A:    If you have any questions about the Annual Meeting or voting, please contact Tim Kerber at 206-805-3963.

Proposal 1: Election of Directors, Each to Serve a One-Year Term
Our Bylaws provide that our Board shall consist of no less than one and no more than seven members, with the exact number of members within the variable range to be fixed from time to time by resolution of the Board. Currently, our Board is fixed at five members. As of April 30, 2014, all five directors on our Board serve with terms ending at the Annual Meeting. The Board has nominated Mr. Kresel, Mr. Sato, Mr. Schutzler, Mr. O’Callaghan, and Dr. Kubota, for re-election to the Board, each to hold office until the Annual Meeting in 2015 and until his successor has been elected and qualified or until his earlier resignation or removal.
We know of no reason why any nominee may be unable to serve as a director. If any nominee becomes unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, then the Board may fill the vacancy.
Nominees to the Board of Directors
The nominees, and their ages, occupations and length of board service as of March 31, 2014, are:

Name of Director/Nominee	Age	Principal Occupation	Director Since
Peter A. Kresel	70	Retired, Former Senior Vice President of Global Regulatory Affairs at Allergan, Inc.	August 2007
Glen Y. Sato	54	Partner, Cooley LLP	August 2009
Michael T. Schutzler	52	Chief Executive Officer of The Washington Technology Industry Association	May 2012
Brian O’Callaghan	44	Chairman and Chief Executive Officer of Sonrgy, Inc.	September 2013
Ryo Kubota, M.D., Ph.D.	47	President, Chief Executive Officer & Chairman of Acucela Inc.	June 2002

Director Qualifications
The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years, and a description of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director of our company.
Information about the number of shares of common stock beneficially owned by each director appears under the heading “Our Common Stock Ownership.” There are no family relationships among any of the directors and executive officers of Acucela.
Peter A. Kresel
Peter A. Kresel, 70, has served on our board of directors since August 2007. He also provided consulting services to us from 2005 until January 2014. Mr. Kresel retired from Allergan, Inc., a multi-specialty health care company, in 2006 after 13 years of service as Senior Vice President of Global Regulatory Affairs. Prior to joining Allergan, Mr. Kresel served as Director of Worldwide Regulatory Affairs at Bristol-Myers Squibb Company. Mr. Kresel has a B.S. in microbiology from Syracuse University, and an M.B.A. in marketing from University College at Syracuse University. We believe Mr. Kresel should serve as a director based on his experience in senior management roles at large pharmaceutical companies and his extensive knowledge of regulatory affairs for ophthalmic products.
Glen Y. Sato

Glen Y. Sato, 54, has served on our board of directors since August 2009 and as our Lead Independent Director since January 2014. Mr. Sato has been a partner of Cooley LLP, a law firm, since 2006. From 2003 to 2006, Mr. Sato served as Senior Vice President and Chief Financial Officer of PDL BioPharma, Inc., (formerly Protein Design Labs, Inc.), a biopharmaceutical company. From 1999 to 2003, Mr. Sato served as Chief Financial Officer and General Counsel at Exelixis, Inc., a genomics based pharmaceutical discovery company. Mr. Sato holds a Bachelor’s degree in economics from the College of Social Studies from Wesleyan University and a J.D. and M.B.A. from the University of California, Los Angeles. Since May 2003, Mr. Sato has served as a director of Intarcia Therapeutics, Inc. We believe Mr. Sato should serve as a director based on his experience in senior management roles at pharmaceutical companies, and his experience leading the financial functions of these companies.
Michael T. Schutzler
Michael T. Schutzler, 52, has served on our board of directors since May 2012. Since August 2013, Mr. Schutzler has served as Chief Executive Officer of The Washington Technology Industry Association, an association of North American technology companies. Mr. Schutzler served as Chief Executive Officer and a director of Livemocha, Inc., an online language learning community, from June 2010 to April 2013, when it was acquired by Rosetta Stone. Since April 2007, Mr. Schutzler has provided leadership and business counseling through his company, CEOsherpa LLC. From 1998 until 2012, Mr. Schutzler served as a director of Digital Forest Inc. and from 2008 until 2010, Mr. Schutzler served as a director of Talent Spring Inc. From July 2003 to March 2007, Mr. Schutzler was a Senior Vice President of RealNetworks, Inc. a digital media product company. From February 2003 to July 2004, Mr. Schutzler was Senior Vice President of Consumer Products at Monster Worldwide, Inc., an online recruiting company. From September 2000 to September 2002, Mr. Schutzler was the Chief Executive Officer of Classmates.com (now Classmates Media Corporation), an online social network. Since March 2007, Mr. Schutzler has served as a member of the board of directors of FlowPlay Inc., an online video game company. Since January 2010, Mr. Schutzler has served as a member of the Board of Advisors of the Center for Innovation & Entrepreneurship at the Michael G. Foster School of Business at the University of Washington. Mr. Schutzler holds a B.S. degree from Pennsylvania State University and an M.B.A. from the University of Rochester. We believe Mr. Schutzler should serve as a director based on his experience in senior management roles and his commercial and business development experience.
Brian O’Callaghan
Brian O’Callaghan, 44, has served on our board of directors since September 2013. Mr. O’Callaghan is currently Chairman and Chief Executive Officer of Sonrgy, Inc., a San Diego based biotech company. Previous to this, Mr. O’Callaghan served as President and Chief Executive Officer of Sangart Inc. and as a member of Sangart’s board of directors. Mr. O’Callaghan has also served as Chief Commercial Officer at NPS Pharmaceuticals, Inc., where he led important corporate strategic initiatives, and as General Manager of two global divisions of Covance Inc., where he was successful in restructuring and rebuilding two core business units. At Novartis Pharmaceuticals Corporation, Mr. O’Callaghan served as General Manager of their North American Transplantation & Immunology Division as well as their Infectious Diseases Division where he was instrumental in several successful product launches, in-licensing deals and growing two key business units. Mr. O’Callaghan co-founded a biopharmaceutical company, BioPartners, in Switzerland; served as General Manager of Merck Biopharmaceuticals in Germany; and has held various senior management positions within Pfizer UK and Bayer, Ireland. Mr. O’Callaghan holds an MBA from Henley College of Business Management in the UK and a Marketing Diploma from Cork Institute of Technology & Marketing Institute of Ireland. He currently serves on a number of Boards, including BIOCOM, Aquavit Biopharma, and the San Diego Century Club. We believe Mr. O’Callaghan should serve as a director based on his experience in senior management roles in pharmaceutical companies and his pharmaceutical operations and commercialization experience.
Ryo Kubota, M.D., Ph.D.
Ryo Kubota, M.D., Ph.D., 47, is our founder, and has served as President, Chief Executive Officer and director since June 2002 and Chairman since April 2005. Additionally, he served as Treasurer from June 2002 to August 2006 and as Secretary from June 2002 to September 2002, November 2002 to August 2006, and March 2007 to July 2011. Prior to founding Acucela Inc., Dr. Kubota worked in the ophthalmology field, including serving as an instructor at Keio University and as an Acting Assistant Professor at the University of Washington School of Medicine. Dr. Kubota holds an M.D. and a Ph.D. in medicine from Keio University. Dr. Kubota has been board certified in ophthalmology by the Japanese Ophthalmological Association since 1996 and is a member of the American Academy of Ophthalmology, the Association for Research in Vision and Ophthalmology, and the Japanese Ophthalmology Society. Since 2008, Dr. Kubota has been a director of the Japan-America Society of the State of Washington. We believe Dr. Kubota should serve as our Chairman based on the perspective and experience he brings to our board of directors as our President, Chief Executive Officer and founder, which adds historical knowledge, scientific leadership, ophthalmic industry expertise, partnering leadership and continuity to our board of directors.

THE BOARD OF DIRECTORS
The Board of Directors oversees our business and affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of Acucela. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.acucela.com, by clicking on “Corporate Governance.” The Corporate Governance Guidelines are reviewed periodically by our nominating committee and changes are recommended to our Board as warranted.

Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board is free to choose its chairman in any way that it considers in the best interests of our company. Our Board believes that we and our shareholders currently are best served by having Dr. Kubota serve as Chairman as well as Chief Executive Officer. By combining these positions, Dr. Kubota serves as a bridge between the Board and the operating organization and, with his historical knowledge and operational expertise, provides critical leadership for the strategic initiatives and challenges of the future.
During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Glen Sato currently serves as the Lead Independent Director.
The position and role of the Lead Independent Director is intended to facilitate communication between the Board and the Chairman and Chief Executive Officer and other members of management. The Lead Independent Director has the following duties:

•
To organize, convene and preside over executive sessions of the non-management and independent directors and promptly communicate approved messages and directives to the Chairman and Chief Executive Officer.

•	To preside at all meetings of the Board at which the Chairman is not available.

•	To collect and communicate to the Chairman and Chief Executive Officer the views and recommendations of the independent directors, relating to his or her performance.

•	To perform such other duties and responsibilities as may be assigned from time-to-time by the independent directors.
The Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the Board and sound corporate governance policies and practices.

Independence
Our common stock is listed on the Mothers market of the Tokyo Stock Exchange. Because our common stock is not listed on a U.S. national securities exchange or an inter-dealer quotation system, the rules of the SEC require that we identify which of our directors is independent using a definition for independence for directors of a national securities exchange or inter-dealer quotation system which has requirements that a majority of the Board be independent. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, with us, our senior management and our independent registered public accounting firm, our Board has determined that three of our directors, Messrs. Sato, Schutzler and O’Callaghan, are independent directors under standards established by the New York Stock Exchange, or the NYSE.

Meetings and Attendance
Our Board held seven meetings during 2013. Each incumbent director attended, during the periods that he served in 2013, as applicable, at least 75% of the aggregate number of (i) the meetings of the Board and (ii) the meetings of the committees on which he served

Director Attendance at Annual Meetings
Our policy is to invite and encourage each member of our Board to be present at our annual meetings of shareholders. None of our directors attended our 2013 Annual Meeting.

The Committees of the Board
Our Board has established an audit committee, a compensation committee and a nominating committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available without charge, upon request in writing to Acucela Inc., 1301 Second Avenue, Suite 1900, Seattle, Washington 98101, Attn: Investor Relations or on the Investors portion of our website at http://ir.acucela.com. Members serve on these committees until their resignations or until otherwise determined by our Board.
Audit Committee. Our audit committee is comprised of Glen Sato, who is the chair of the audit committee, and Brian O’Callaghan. The composition of our audit committee meets the requirements for independence under applicable NYSE and SEC rules and regulations. In addition, our Board has determined that Mr. Sato is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. All audit services to be provided to us and all permissible non audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee recommended, and our Board adopted, a charter for our audit committee, which is posted on our website at http://ir.acucela.com. Our audit committee, among other things:

•	selects a firm to serve as our independent registered public accounting firm to audit our financial statements and determines the compensation for our independent registered public accounting firm;

•	helps to ensure the independence of our independent registered public accounting firm;

•
discusses the scope and results of the audit with our independent registered public accounting firm, and reviews, with management and our independent accountants, our interim and year end operating results, our financial statements, our accounting and financial reporting processes, and the integrity of our financial statements;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	resolves disagreements between management and our independent registered public accountants;

•	oversees our compliance with legal and regulatory requirements and compliance with ethical standards adopted by us;

•	considers the adequacy of our internal controls regarding finance and accounting;

•	discusses our policies with respect to risk assessment and risk management; and

•	reviews and approves (or, as permitted, pre approves) all audit and non-audit services to be performed by our independent registered public accounting firm.
Our audit committee met seven times during 2013.
Compensation Committee. Our compensation committee is comprised of Glen Sato, who is the chair of the compensation committee, and Michael Schutzler. The composition of our compensation committee meets the requirements for independence under applicable NYSE and SEC rules and regulations. The purpose of our compensation committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our compensation committee recommended, and our Board adopted, an amended and restated charter for our compensation committee, which is posted on our website at http://ir.acucela.com. Our compensation committee, among other things:

•	reviews and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

•	evaluates the performance of our chief executive officer;

•	administers our stock and equity incentive plans;

•
reviews and approves corporate goals and objectives relevant to the compensation of our executive officers and evaluates the performance of our executive officers in light of these goals and objectives;

•	reviews and makes recommendations to our Board with respect to incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.
Under its charter, our compensation committee has the authority to determine all aspects of executive compensation, although its current practice is to review and recommend to the Board compensation packages for executive officers and to make recommendations to the Board regarding the compensation of non-employee directors. In addition, equity compensation awards to executive officers must be approved by the Board . As provided for in its charter, our compensation committee also reviews compensation practices and trends to assess the adequacy and competitiveness of our executive compensation programs. Our compensation committee does not delegate any of its powers and authority with respect to executive compensation. Our compensation committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the committee.
During 2013, our Compensation Committee reviewed and made recommendations to the Board regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers.
Under its charter, our compensation committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, our compensation committee retained an independent compensation consultant, Radford, an Aon Consulting Company, to provide advice and ongoing recommendations on executive compensation matters for 2013 and 2014. Radford representatives meet with our compensation committee from time to time at regular and special meetings. Radford assists our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee's approval.
Our compensation committee met five times during 2013.
Nominating Committee. The nominating committee is comprised of Michael Schutzler, who is the chair of the nominating committee, and Peter Kresel. The composition of our nominating committee meets the requirements for independence under applicable NYSE and SEC rules and regulations, with the exception of Mr. Kresel, who is not deemed independent based on his prior consulting relationship with us. The nominating committee recommended, and our Board adopted, a charter for our nominating committee, which is posted on our website at http://ir.acucela.com. Our nominating committee, among other things:

•	identifies, evaluates and recommends nominees to our Board and its committees;

•	evaluates the performance of our Board and of individual directors;

•	considers and makes recommendations to our Board regarding composition of the board and its committees;

•	reviews related party transactions and proposed waivers of our code of conduct;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our Board concerning corporate governance matters.
Our nominating committee met one time during 2013. Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating committee in accordance with the committee’s charter, our articles of incorporation and bylaws, our corporate governance guidelines, and any criteria adopted by the Board regarding director candidate qualifications. To date, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Tokyo Stock Exchange listing requirements and the provisions of our articles of incorporation, bylaws, corporate governance guidelines, and charters of our committees. In addition, neither the Board nor the nominating committee has a formal policy with regard to the consideration of diversity in identifying nominees. The Board’s policy is to encourage selection of directors who will contribute to our overall corporate goals. The nominating committee may from time to time review and recommend to the Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board, the nominating committee considers these factors in the light of the specific needs of the Board at that time.
The nominating committee will consider candidates for director recommended by shareholders and will evaluate those candidates using the criteria set forth above. Shareholders seeking to do so should provide the information set forth in our Bylaws regarding director nominations. Shareholders should accompany their recommendations with a sufficiently detailed description of the candidate’s background and qualifications to allow the nomination committee to evaluate the candidate in light of the criteria described above, a document signed by the candidate indicating his or her willingness to serve if elected and evidence of the nominating shareholder’s ownership of our common stock, as well as the other information required by our Bylaws. Such recommendation and documents should be submitted in writing to Vice President of Human Resources, Acucela Inc., 1301 Second Avenue, Suite 1900, Seattle, WA 98101, and addressed to the attention of the Nominating Committee.

Board’s Role in Risk Oversight
The Board is actively involved in the oversight of our risk management process. The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, our nominating committee monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements and our Board is responsible for monitoring and assessing strategic risk exposure, and other risks not covered by our committees.
The full Board, or the appropriate committee, receives reports on risks facing our company from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies.

Communications
Shareholders may communicate with the Board by sending written correspondence to: Board of Directors, c/o Chief Financial Officer, Acucela Inc., 1301 Second Avenue, Suite 1900, Seattle, WA 98101. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board has instructed the Chief Financial Officer to review all correspondence and to determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. In particular, the Board has directed that communications such as product or commercial inquiries or complaints, résumé and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any independent director upon request. The Chief Financial Officer may forward certain communications elsewhere in the company for review and possible response.

Compensation of Directors
In general, we compensate our non-employee directors with a combination of cash and equity awards. We pay each independent director an annual retainer fee of $7,500 and an annual retainer of $2,500 to each director who serves as a committee chair. As discussed in “Transactions with Related Parties, Founders and Control Persons—Consulting Relationship” below, Mr. Kresel received compensation in connection with his provision of consulting services to us.
Our practice is to offer our independent directors an initial option package, consisting of 20,000 shares of our common stock when they join our Board, and, after a director has served on our board for at least 12 months, an annual option grant of 7,500 shares of our common stock and 2,500 shares of our common stock to each director who serves as a committee chair. In February 2013, we granted to Michael Schutzler options to purchase 2,500 shares of our common stock at an exercise price of $10.33 per share. Mr. Schutzler’s option award vests in equal monthly installments over one year from the vesting commencement date of May 24, 2012 in accordance with our practices for annual option grants.
Non-employee directors will receive no other form of remuneration, perquisites or benefits, but will be reimbursed for their expenses to attend meetings, including travel, meal and other expenses.
The following table provides information regarding the compensation awarded to, earned by or paid to our non-employee directors during the fiscal year ended December 31, 2013. All compensation paid to Dr. Kubota, our only employee director in 2013, is set forth in the tables below under “Executive Compensation—Summary Compensation.”

Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation		Total
Yoshitaka Kitao(2)	$—	$—	$—		$—
Peter A. Kresel	—	—	300,000	(3)	300,000
Glen Y. Sato	15,625	—	—		15,625
Michael Schutzler	10,000	23,168	—		33,168
Brian O’Callaghan	5,625	—	—		5,625
_____________________

(1)
The amounts in this column represent the aggregate grant date fair values for stock option awards, computed in accordance with FASB ASC Topic 718, granted to the non-employee directors for 2013, consistent with the 2012 grants as discussed in note 13 to our audited financial statements contained in our annual report on Form 10-K for year ended December 31, 2013.

The aggregate number of shares subject to outstanding stock option awards held by each of our non-employee directors as of December 31, 2013 were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Stock Option Awards
Yoshitaka Kitao(2)	—
Peter A. Kresel	20,000
Glen Y. Sato	40,000
Michael Schutzler	22,500
Brian O’Callaghan	—

(2)	As a representative of SBI, one of our principal shareholders, Mr. Kitao did not receive any compensation for his board membership.

(3)	Includes amounts earned by Mr. Kresel pursuant to his consulting agreement. See also “Transactions with Related Parties, Founders and Control Persons—Consulting Relationship” below.
Board Recommendation: The Board recommends that you vote “FOR” the election of all nominees for director.

Proposal 2: To Ratify the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2014
The audit committee has retained Ernst & Young LLP to serve as our independent registered public accounting firm to conduct an audit of our financial statements for 2014, and the Board has directed that our management submit the selection of Ernst & Young LLP for ratification by the shareholders at the Annual Meeting. In retaining Ernst & Young LLP, the audit committee considered carefully Ernst & Young LLP’s performance for us in that capacity since its retention in 2009, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.
Selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires the audit committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board is, however, submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of ratifying this selection, the audit committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the shareholders vote on an advisory basis in favor of ratifying the appointment, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Services and Fees
The following table lists the fees for services rendered by Ernst & Young LLP for 2012 and 2013 (in thousands):

Services	2013	2012
Audit Fees	$1,820,371	$347,955
Audit-Related Fees	—	—
Tax Fees	12,500	26,269
All Other Fees	—	—
Total	$1,832,871	$374,224
_____________________
Audit Fees. Consists of fees associated with the audit of our annual financial statements, the reviews of our interim financial statements, and the issuance of consents and comfort letters in connection with registration statements.
Audit-Related Fees. Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including accounting consultations, and are not reported under “Audit Fees.”
Tax Fees. Consists of fees for tax compliance, tax advice and tax planning.
All Other Fees. Consists of fees associated with permitted corporate finance assistance and permitted advisory services, none of which were provided by our independent auditors during the last two fiscal years.
Ernst & Young LLP to date has not performed any non-audit services for us.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
Board Recommendation: The Board recommends that you vote “FOR” Proposal 2 to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

OUR COMMON STOCK OWNERSHIP
The following table shows, as of March 31, 2014, the number of shares of our common stock beneficially owned by the following persons:

•	each person we know beneficially owns more than five percent of any class of our voting stock;

•	each of our current directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Unless otherwise noted, the address of each beneficial owner listed in the table is Acucela Inc., 1301 Second Avenue, Suite 1900, Seattle, Washington 98101-3805.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws where applicable.
Applicable percentage ownership is based on 35,640,996 shares of common stock outstanding as of March 31, 2014. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
5% Shareholders
SBI Group(1)	7,752,425	21.8%
Otsuka Pharmaceutical Co., Ltd.(2)	3,403,163	9.5%
Officers and Directors
Ryo Kubota(3)	10,250,654	28.8%
Peter Kresel(4)	20,000	*
Glen Sato(4)	40,000	*
David Lowrance(4)	67,660	*
Hien DeYoung(4)	51,200	*
Michael Schutzler(4)	12,500	*
Brian O’Callaghan	—	*
All executive officers and directors as a group (7 persons)(5)	10,442,014	29.3%
_____________________

*	Represents beneficial ownership of less than 1%.

(1)
Represents 1,777,778 shares owned by BIOVISION LIFE SCIENCE FUND 1, 1,257,252 shares owned by SBI BB MEDIA INVESTMENT LIMITED PARTNERSHIP, 1,871,250 shares owned by SBI BIO LIFE SCIENCE INVESTMENT LPS, 258,582 shares owned by SBI BB MOBILE INVESTMENT LPS, 252,505 shares owned by SBI PHOENIX NO. 1 INVESTMENT LPS, 779,502 shares owned by SBI BROADBAND FUND No. 1 LIMITED PARTNERSHIP, 1,111,111 shares owned by SOFTBANK INTERNET FUND, 374,817 shares owned by SBI Incubation Co., Ltd., and 69,628 shares owned by TRANS-SCIENCE NO.2A INVESTMENT LIMITED PARTNERSHIP. SBI Investment Co., Ltd. is the sole general partner of BIOVISION LIFE SCIENCE FUND 1, SBI BB MEDIA INVESTMENT LIMITED PARTNERSHIP, SBI BIO LIFE SCIENCE INVESTMENT LPS., SBI BB MOBILE INVESTMENT LPS, SBI PHOENIX NO. 1 INVESTMENT LPS and SBI BROADBAND FUND No. 1 LIMITED PARTNERSHIP. The members of the board of directors of SBI Investment Co., Ltd. are Yoshitaka Kitao, Takashi Nakagawa, Hirohide

Ogiwara, Toshiharu Fujita, Takeshi Nakamichi, Takeshi Goto. Soft Trend Capital Corp. is the sole general partner of SOFTBANK INTERNET FUND. The members of the board of directors of Soft Trend Capital Corp. are Takashi Nakagawa, Hirohide Ogiwara, Yuzuru Nanami. SBI Transscience Co., Ltd. is the sole general partner of TRANS-SCIENCE NO.2A INVESTMENT LIMITED PARTNERSHIP. The members of the board of directors of SBI Transscience Co., Ltd. are Takashi Nakagawa, Hirohide Ogiwara, Takeshi Nakamichi. The members of the board of directors of SBI Incubation Co., Ltd. are Takashi Nakagawa, Hirohide Ogiwara, Takeshi Nakamichi, Shumpei Morita. The address for each of these entities is Izumi Garden Tower 19F, 1-6-1 Roppongi, Minato-ku, Tokyo 106-6019, JAPAN.

(2)
Represents 1,888,011 shares owned by Otsuka Pharmaceutical Co., Ltd. and 1,515,152 shares owned by Otsuka Pharmaceutical Factory, Inc. The address for Otsuka Pharmaceutical Co., Ltd. is 2-9, Kanda Tsukasa-machi, Chiyoda-ku, Tokyo 101-8535, Japan. The address for Otsuka Pharmaceutical Factory, Inc. is 115 Kuguhara, Tateiwa, Muya-cho, Naruto, Tokushima 772-8601, Japan.

(3)	Includes 10,000 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 31, 2014.

(4)	Represents shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 31, 2014.

(5)	Includes 200,943 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 31, 2014.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that our directors, executive and other specified officers and greater-than-10% shareholders file reports with the SEC on their initial beneficial ownership of our common stock and any subsequent changes. They must also provide us with copies of the reports.
We are required to tell you in this Proxy Statement if we know about any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based solely on this review, we believe that all of the reporting persons complied with their filing requirements for 2013.

EXECUTIVE OFFICERS
The following table lists our executive officers, who will serve in the capacities noted until their successors are duly appointed, and their respective ages as of March 31, 2014:

Name	Age	Position
Ryo Kubota, M.D., Ph.D.	47	Chairman, President & Chief Executive Officer
David L. Lowrance	46	Chief Financial Officer, Treasurer and Secretary
Hien DeYoung	50	Vice President Human Resources
_____________________
Ryo Kubota, M.D., Ph.D. is our founder, and has served as President, Chief Executive Officer and director since June 2002 and Chairman since April 2005. Additional background information is included above under “Proposal 1: Election of Directors.”
David L. Lowrance has served as Chief Financial Officer since April 2011 and Secretary and Treasurer since July 2011. Prior to joining Acucela, from March 2003 to April 2011, he served as Vice President and Chief Financial Officer for Cumberland Pharmaceuticals Inc., a publicly traded pharmaceutical company. From 1994 to 2003, he served in senior finance and accounting roles within divisions of global companies, including BorgWarner Inc. and Icore International, Inc. Prior to this, Mr. Lowrance worked as an accountant for Ernst & Young LLP, where he managed a number of healthcare, manufacturing, real estate and not-for profit clients. Mr. Lowrance holds a B.B.A. in accounting from the University of Georgia and is a Certified Public Accountant.
Hien DeYoung has served as Vice President of Human Resources since July 2011. She was our Senior Director of Human Resources from March 2009 to June 2011. Prior to joining us, from June 2006 to February 2009, Ms. DeYoung provided human resources consulting services to CEOs and founders of life science and medical device companies under her consulting company, DeYoung Consulting. From November 1998 to April 2006, she was Director of Human Resources & Corporate Administration for CEPTYR, Inc., a small molecule company focused on treating metabolic diseases. Previous to this she held positions in corporate administration for the software manufacturing, mining and legal industries. Ms. DeYoung completed her Senior Professional In Human Resources certification in 2004, and she is a Certified Predictive Index Assessment Analyst.

EXECUTIVE COMPENSATION
Summary Compensation
The following table provides information regarding all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us during 2012 and 2013. Our named executive officers for 2013 include our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) serving as such at December 31, 2013. We refer to these three executive officers as our named executive officers.
Summary Compensation Table

Name and principal position	Year	Salary	Bonus		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Com- pensation(2)	All Other Compen- sation		Total(3)
Ryo Kubota M.D., Ph.D.
Chairman, President & Chief Executive Officer	2013	$485,016	$36,885	(4)	$456,360	$—	$232,800	$804,776	(5)	$2,015,837
	2012	485,000	100,000	(6)	56,654	—	320,100	107,359	(7)	1,069,113

David L. Lowrance
Chief Financial Officer	2013	308,544	—		—	—	108,453	18,626	(8)	435,623
	2012	289,800	16,000	(6)	—	376,801	93,200	89,098		864,899

Hien DeYoung
Vice President Human Resources	2013	259,512	—		—	—	78,113	17,056	(9)	354,681
	2012	249,500	16,000	(6)	—	—	80,249	17,625		363,374
_____________________

(1)
The amount in this column represents the aggregate grant date fair value of the stock awards, computed in accordance with FASB ASC Topic 718, issued to Dr. Kubota for fiscal years 2012 and 2013. See note 13 to our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2013 for a discussion of all assumptions made in determining the grant date fair values.

(2)	The amounts in this column represent total performance-based bonuses under our Acucela Incentive Program earned for services rendered in fiscal years 2012 and 2013.

(3)	The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.

(4)
Pursuant to our Acucela Incentive Program, our Compensation Committee used its discretion to approve a cash bonus in the amount of $36,885 to Dr. Kubota in recognition of his accomplishments as the company’s Chief Executive Officer in 2013.

(5)
Includes $456,360 in amounts paid by us to discharge Dr. Kubota’s indebtedness under promissory notes used to fund his purchase of shares of our common stock (see footnote 1) pursuant to our employment agreement with Dr. Kubota, gross-ups of $329,790 for the payment of taxes due in connection with these payments, $13,991 for the payment of insurance premiums, and $4,635 for payment of commuting and parking costs.

(6)	Represents a discretionary bonus awarded in September 2012 for the named executive officer’s contribution to the achievement of a key development milestone for one of our product candidates.

(7)
Includes $56,654 in amounts paid by us to discharge Dr. Kubota’s indebtedness under promissory notes used to fund his purchase of shares of our common stock (see footnote 1) pursuant to our employment agreement with Dr. Kubota and gross-ups of $32,495 for the payment of taxes due in connection with these payments.

(8)	Represents, $13,991 for the payment of insurance premiums, and $4,635 for payment of commuting and parking costs.

(9)	Represents $12,421 for the payment of insurance premiums and $4,635 for payment of commuting and parking costs.
2013 Stock Awards
Pursuant to our employment agreement with Dr. Kubota, Dr. Kubota purchased a total of 31,452 shares of our common stock for an aggregate purchase price of $456,360 during 2013. For a discussion of Dr. Kubota’s equity ownership arrangement, see “—Executive Employment Arrangements—Ryo Kubota, M.D., Ph.D.” Our right to repurchase these shares lapsed upon the completion of our initial public offering. As payment for the shares of common stock, Dr. Kubota delivered to us full recourse promissory notes in the aggregate principal amount of $456,360, secured by pledges of the applicable shares. In accordance with the terms of Dr. Kubota’s employment agreement, in January and May 2013 we funded the repayment in full of these notes. In connection with these repayments, we paid Dr. Kubota an aggregate of $329,790 to offset any additional taxes payable by him in connection with the repayment of the notes.
Non-Equity Incentive Plan Compensation
Our named executive officers were awarded cash bonuses for 2013 pursuant to our Acucela Incentive Program. Under our Acucela Incentive Program, our named executive officers were eligible to receive bonuses based on the achievement of our annual company performance objectives and, in the case of Mr. Lowrance and Ms. DeYoung, each officer’s individual performance objectives for the year. Target award opportunities for our Acucela Incentive Program were established by our compensation committee based on recommendations from management. For 2013, the named executive officers’ target bonus opportunities (as a percentage of base salary) were as follows: Dr. Kubota—60%; Mr. Lowrance—35%, and Ms. DeYoung—30%; and Dr. Kubota’s actual bonus payment was determined by multiplying the percentage of corporate goals and objectives achieved, or the Corporate Factor, by Dr. Kubota’s target award opportunity. For Mr. Lowrance and Ms. DeYoung, the actual bonus payments were determined by the sum of the product of the Corporate Factor multiplied by corporate goals and objectives weighting plus the product of the percentage of the individual named executive officer’s goals and objectives achieved, or the Individual Factor, multiplied by the individual goals and objectives weighting. The sum of this figure was then be multiplied by the target award opportunity.
The relative weightings of corporate goals and objectives to individual goals and objectives under our Acucela Incentive Program for our named executive officers were as follows:

Named Executive Officer	Corporate Goals and Objectives	Individual Goals and Objectives
Ryo Kubota M.D., Ph.D.	100%	NA
David L. Lowrance.	65%	35%
Hien DeYoung	65%	35%
For 2013, the Corporate Factor could range from 0% to 125%, but not exceed 125%, based on the achievement of seven corporate goals and objectives, each of which contributed a specified portion, ranging from 5 to 35 percentage points, to the 125 possible percentage points within the Corporate Factor. These corporate goals and objectives are based on clinical study milestones achieved for the emixustat, OPA-6566, and rebamipide programs, business development milestones, and strategic collaboration milestones.
For 2013, the Individual Factor could range from 0% to 125%, based on the achievement of the individual goals and objectives for the applicable named executive officer. In making these determinations, we take into account, on a subjective basis, various factors, including the recommendations of our chief executive officer, Dr. Kubota. In addition,

Dr. Kubota has discretion to decrease or increase, but not above 125% the percentage achievement reflected in the annual bonus review process and thus determine the percentage achieved under the Individual Factor. The goals and objectives used to determine the Individual Factor are individually established for each named executive officer and fell into categories of performance regarding progress on our clinical studies, management of our partner relationships, progress in our public offering, and improvements in our financial reporting, and planning functions. For 2013, our compensation committee determined that the Corporate Factor was 80%, based on achievement of the corporate goals and objectives, and that the Individual Factors for Mr. Lowrance and Ms. DeYoung were each 100%, based on their strong performance during 2013. For 2013, the annual payments earned by our named executive officers under our Acucela Incentive Program were the following:

Named Executive Officer	Actual Award Amount
Ryo Kubota M.D., Ph.D.	$269,685
David L. Lowrance	108,453
Hien DeYoung	78,113
The following table provides information regarding equity awards held by our named executive officers as of December 31, 2013.
Outstanding Equity Awards at December 31, 2013

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price(1)	Option Expiration Date	Number of Shares of Stock that Have Not Vested(2)	Market Value of Shares of Stock that Have Not Vested(3)
	Exercisable		Unexercisable
Ryo Kubota M.D., Ph.D.	10,000	(4)	—	$1.45	5/4/2017	28,870	$509,556
David L. Lowrance	27,000	(5)	40,500	$4.52	5/17/2021	—	—
	13,580	(6)	54,320	$9.30	5/24/2022	—	—
Hien DeYoung	40,000	(7)	—	$3.23	5/28/2019	—	—
	11,200	(8)	16,800	$4.52	7/21/2021	—	—
_____________________

(1)
Represents the fair market value of a share of our common stock, as determined by our Board, on the option or stock award’s grant date. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and Estimates—Stock-Based Compensation” in our annual report on Form 10-K for the year ended December 31, 2013 for a discussion of how we have valued our common stock.

(2)
All stock awards vest as to 8.333% of the shares of common stock after each full three month period commencing on the grant date, with 100% vested on the three-year anniversary of the grant date. Our right to repurchase unvested stock subject to Dr. Kubota’s stock awards lapsed upon the completion of our initial public offering.

(3)	The market price for our common stock is based on the initial public offering price of our common stock of $17.65 per share.

(4)	Options vested as to 25% of the shares of common stock underlying the option on April 27, 2007, with the remainder of the shares vesting monthly in equal installments over the next three years.

(5)	Options vested as to 20% of the shares of common stock underlying the option on April 23, 2012, with the remainder of the shares vesting annually in equal installments over the next four years.

(6)	Options vested as to 20% of the shares of common stock underlying the option on April 23, 2013, with the remainder of the shares vesting annually in equal installments over the next four years.

(7)	Options vested as to 25% of the shares of common stock underlying the option on September 1, 2009, with the remainder of the shares vesting monthly in equal installments over the next three years.

(8)	Options vested as to 20% of the shares of common stock underlying the option on July 1, 2012, with the remainder of the shares vesting annually in equal installments over the next four years.

Executive Employment Arrangements
Ryo Kubota, M.D., Ph.D.
Our employment agreement, as amended, with Dr. Kubota, our chief executive officer, currently provides for an annual base salary of $492,291, subject to annual adjustment to reflect increases in the U.S. Consumer Price Index for all Urban Consumers, and eligibility to earn an annual bonus equal to 60% of his annual base salary upon the achievement of objectives mutually agreed upon by Dr. Kubota and our Board.
The agreement also provides that, until the completion of our February 2014 initial public offering, Dr. Kubota had the right to receive options to purchase shares of our common stock or shares of restricted common stock in the event that Dr. Kubota owned less than 51% of our outstanding voting capital stock on an as-converted to common stock basis. In December 2013, this agreement was amended to suspend these rights. Any options to purchase common stock or shares of restricted common stock issued to Dr. Kubota are subject to vesting or, as further described above under “2013 Stock Awards,” our right to repurchase such shares (which lapses over 36 months following the date of grant).
In connection with the issuance of restricted common stock to Dr. Kubota, Dr. Kubota was required to pay the fair market value on the date of issuance of such shares of restricted common stock. Dr. Kubota paid this purchase price by delivering full recourse promissory notes to us that were secured by the shares of restricted common stock being issued to Dr. Kubota. Prior to the December 2013 amendment of this agreement, we were obligated to pay cash bonuses to Dr. Kubota in an aggregate amount equal to the amount outstanding under the outstanding notes plus accrued interest and any additional tax Dr. Kubota may owe in connection with the payment of the cash bonuses. The bonuses were then applied to the amounts outstanding under the promissory notes and the notes were cancelled. See “Transactions with Related Parties, Founders and Control Persons—Loans to Executive Officers.”
Dr. Kubota’s employment is at will and may be terminated at any time, with or without cause. His employment agreement with us provides that if Dr. Kubota’s employment is terminated for other than “Cause” or “Good Reason” (each as defined in his employment agreement), he will be entitled to receive, subject to the execution of a release, a lump sum cash amount equal to 300% of his annual base salary; a lump sum amount equal to 180% of his annual base salary as a bonus plus the prorated amount of the targeted bonus for the fiscal year in which termination occurred, up to 18 months of the premiums for Dr. Kubota and his family to obtain health benefit coverage provided under our then-available COBRA program, if any, and an additional 18 months of vesting for any outstanding options. In the event of a “Change of Control” (as defined in his employment agreement), half of Dr. Kubota’s outstanding unvested options and all of his restricted stock will vest immediately and if Dr. Kubota’s employment is terminated without Cause or for Good Reason in connection with or within 18 months following a Change of Control, all of his outstanding unvested options and all of his restricted stock will vest immediately. In addition, if Dr. Kubota’s employment is terminated by Dr. Kubota for any reason during the 30-day period following the six-month period after a Change of Control, his termination will be deemed to be for Good Reason and he will be eligible to receive the post-termination benefits outlined above. We are also obligated to pay Dr. Kubota any excise taxes imposed in connection with any payments we make to him under the agreement. Dr. Kubota is also subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with us.
David L. Lowrance
Mr. Lowrance’s current annual base salary is $313,172, and he is eligible to participate in our Acucela Incentive Program.
Mr. Lowrance’s employment is at will and may be terminated at any time, with or without cause. His March 2011 offer letter provides that if Mr. Lowrance’s employment is terminated for other than “Cause” (as defined in his offer letter) within 3 years of relocating to the state of Washington (i.e., December 13, 2014, he will be entitled to receive, subject to the execution of a release, a severance payment equal to 6 months of his then current annual base salary and a payment equivalent to 6 months of the premiums for Mr. Lowrance and his family to obtain health benefit coverage provided under our then-available COBRA program, if any. If Mr. Lowrance’s termination results directly from a downturn in our business, his severance, if any, will be determined by our Board. Mr. Lowrance is subject to a non-competition agreement whereby, for a period of 12 months after his employment is terminated, he may not compete with us.
Hien DeYoung
Ms. DeYoung’s current annual base salary is $263,405, and she is eligible to participate in our Acucela Incentive Program.
Ms. DeYoung’s employment is at will and may be terminated at any time, with or without cause. Ms. DeYoung is subject to a non-competition provision whereby, for a period of 12 months after her employment is terminated, she may not compete with us.
Tax Deductibility
Section 162(m) of the internal revenue code, or IRC, limits to $1 million per person the amount that we may deduct for compensation paid in any one year to our Chief Executive Officer and certain of our most highly compensated officers. This limitation does not apply, however, to “performance-based” compensation, as defined in the IRC. Our stock options generally qualify as “performance-based” compensation, except for incentive stock options. Payments to our Chief Executive Officer and certain of our most highly compensated officers under our annual cash incentive plan and our outstanding restricted stock grants do not qualify as “performance-based” compensation and are not deductible to the extent that the $1 million limit is exceeded. The deductibility of some types of compensation payments depends upon the timing of the awards and the vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of compensation. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, we maintain the flexibility to structure our compensation programs in ways that promote the best interests of our shareholders.
Compensation Committee Interlocks and Insider Participation
During 2013, our compensation committee consisted of Peter Kresel and Glen Sato. None of our executive officers serves or in the past has served as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving on our Board or our compensation committee.
In 2013, we were party to a consulting agreement with Peter Kresel, one of our directors, which provided for services through January 2, 2014. See “Transactions with Related Parties, Founders and Control Persons—Consulting Relationship” below for a discussion of this agreement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.
The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2013 contained in our Annual Report on Form 10-K filed March 28, 2014. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed pursuant to applicable auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with Ernst & Young LLP its independence from Acucela.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Acucela’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.
The Audit Committee

Glen Y. Sato, Chair
Brian O’Callaghan

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements and indemnification arrangements, discussed, when required, above, the following is a description of each transaction since January 1, 2013 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with Otsuka
Collaborations with Otsuka. We are party to development agreements with Otsuka Pharmaceutical Co., Ltd., the beneficial owner of more than 5% of our capital stock. For a detailed description of these collaborations, including their financial terms, see “Business—Collaborations with Otsuka” in our annual report on Form 10-K for the year ended December 31, 2013.
Arrangement with Otsuka. Otsuka advances funds to us under the Emixustat Agreement. Amounts may be borrowed under this arrangement only to fund our share of development costs under this agreement. Otsuka began funding of our portion of development costs in the second half of 2011. Through December 31, 2013 Otsuka has funded a total of $32.2 million under this arrangement. The advances bear interest at the three month LIBOR rate on the date of funding plus three percent. We entered into a security agreement with Otsuka, pledging our interest in net profits and royalty payments and in our entire interests in ownership of the related collaboration compounds and collaboration products and the underlying intellectual property rights to secure the advances from Otsuka. The aggregate principal amount outstanding as of December 31, 2013 was $32.2 million. We have paid no interest or principal on these advances. The advances are exclusively payable out of:

•
50% of either our share of net profits, as described in the Emixustat Agreement, generated from collaboration product sales in North America or, if applicable, 50% of the royalty payable to us for those sales;

•
50% of the consideration, as described in the Emixustat Agreement, we receive from the sale or license of collaboration compounds and collaboration products developed under the agreement outside North America and Otsuka’s sole territory.

The percentages above will increase to 75% if we have not repaid the advances within five years of the first commercial sale of a product based on emixustat or its backup compound in North America.

Contingently Convertible Debt with SBI
In May 2006, we issued and sold contingently convertible promissory notes, in an aggregate principal amount of $12 million, to four entities in the SBI Group, a Japanese financial services group which also manages investment funds. These SBI-related entities, and other SBI-related entities, collectively own more than 5% of our capital stock. One of our former directors, Mr. Yoshitaka Kitao, is the Representative Director and Chief Executive Officer of SBI Holdings, Inc., the ultimate parent of the SBI-related entities that own our capital stock and hold our contingently convertible notes. These notes converted into our Series C Preferred Stock and those shares converted into 3,636,363 shares of common stock, all in connection with our initial public offering. These notes were, on multiple occasions in 2011, 2012 and 2013, extended, resulting in, among other things, multiple maturity date extensions and coupon rate changes. For further information on the notes, see note 9 to our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2013.

The principal amounts, maturity dates, interest paid since January 2012, and amounts outstanding as of December 31, 2013 for each of the contingently convertible notes are presented below:

Holder	Principal	Current Interest Rate	Maturity Date	Interest Paid Since January 2012	Amount Outstanding as of December 31, 2013
SBI Bio Life Science Investment LPS.	$5,500,000	0.94%	February 28, 2014	$358,329	$5,555,036
SBI Broadband Fund No. 1 Limited Partnership	2,015,010	0.84	August 31, 2014	19,143	2,020,650
SBI BB Mobile Investment Limited Partnerships	624,840	0.84	August 31, 2014	5,936	626,586
SBI Phoenix No. 1 Investment Limited Partnerships	610,150	0.84	August 31, 2014	5,796	611,860
SBI BB Media Investment Limited Partnership	3,250,000	0.84	June 30, 2014	30,875	3,263,630
Total	$12,000,000				$12,077,762

Consulting Relationship
We were party to a consulting agreement with Peter Kresel, one of our directors, that provided for services through January 2, 2014. Mr. Kresel received $217,000, $216,000, $300,000 in 2011, 2012 and 2013, respectively, for consulting services and expense reimbursements under this agreement. As a consultant, Mr. Kresel provided consulting services relating to the filing of an NDA with the FDA and development of our strategies and management of communications with the FDA. He also provided strategic advice and business support for our joint development committees with Otsuka as requested. As these services were separate from Mr. Kresel’s services to us as a director, we entered into a consulting agreement with him. Pursuant to his consulting agreement, Mr. Kresel received compensation for his consulting services at the rate of $18,000 per month, through May 31, 2013, and received compensation for his consulting services at the rate of $30,000 per month beginning June 1, 2013 due to increases in his expected time commitment and responsibilities. We terminated this consulting relationship in January 2014.
Loans to Executive Officers
Pursuant to our employment agreement with Dr. Kubota, prior to its amendment in December 2013, Dr. Kubota purchased a total of 39,234 shares of our common stock for an aggregate purchase price of $532,000 between January 1, 2011 and December 31, 2013. As payment for the shares of common stock, Dr. Kubota delivered to us full recourse promissory notes in the aggregate principal amount of $532,000, secured by pledges of the applicable shares. In accordance with the terms of Dr. Kubota’s employment agreement, we funded note repayments of $18,000, $57,000 and $456,000 in 2011, 2012 and 2013, respectively. In connection with these repayments, we paid Dr. Kubota an aggregate of $373,000 to offset any additional taxes payable by him in connection with the repayment of the notes. See “Executive Compensation—Summary Compensation—2013 Stock Awards” and “Executive Compensation—Executive Employment Arrangements—Ryo Kubota, M.D., Ph.D.” for a discussion of Dr. Kubota’s employment agreement.

Review, Approval or Ratification of Transactions with Related Parties
Our policy and the charters of the nominating committee and the audit committee adopted by our Board in January 2014 require that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters) must be reviewed and approved or ratified by the nominating committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by the audit committee. These committees have not adopted policies or procedures for review of, or standards for approval of, related party transactions.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. To be timely for the 2015 Annual Meeting of Shareholders, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than the close of business on January 2, 2015. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the 2015 Annual Meeting of Shareholders so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not less than 120 days prior to the first anniversary of the date that our proxy statements was first released to our shareholders in connection with the 2014 annual meeting, January 2, 2015. If the date of the 2015 Annual Meeting is more than 30 days before or after the anniversary date of the 2014 Annual Meeting, in order for a notice to be timely, it must be delivered in a reasonable time before we begin to print and mail our proxy materials for the 2015 Annual Meeting.
Our bylaws permit shareholders to nominate directors at a shareholder meeting. In order to make a director nomination at the 2015 Annual Meeting of Shareholders, it is necessary that you notify us not less than 120 days prior to the first anniversary of the date that our proxy statements was first released to our shareholders in connection with the 2014 annual meeting, January 2, 2015, and your notice of nomination should contain such information as required under our bylaws and pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

FORM 10-K

ACUCELA WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ACUCELA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: ACUCELA INC., 1301 SECOND AVENUE, SUITE 1900, SEATTLE, WA 98101, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT HTTP://IR.ACUCELA.COM.

OTHER BUSINESS — DISCRETIONARY AUTHORITY
While the Notice of 2014 Annual Meeting of Shareholders provides for the transaction of all other business that may properly come before the Annual Meeting, including any adjournments or postponements of the Annual Meeting, the Board knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the individuals appointed as proxies will vote your shares as they determine in their discretion to be advisable.
By order of the Board of Directors,

David L. Lowrance
Corporate Secretary
Seattle, Washington
April 30, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at http://ir.acucela.com.